UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________
FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2016
_____________
Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)
_____________

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)
(973) 617-3500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On October 13, 2016, TRU 2016-1 Depositor, LLC (the “Depositor”), a direct wholly-owned subsidiary of Toys “R” Us, Inc., commenced marketing efforts for $512 million of CMBS financing. In connection with the CMBS financing, the Depositor will offer, in a private placement, $512 million commercial-mortgage pass-through certificates (the “Certificates”), representing beneficial interests in a trust fund consisting of floating-rate first mortgage loan obligations of Toys “R” Us Property Company II, LLC (the “Borrower”).
The Borrower intends to use the net proceeds of the mortgage loan funded through the CMBS financing, together with the net proceeds of $88 million of mezzanine financing and other available cash, to fund the redemption of the Borrower’s 8.50% Senior Secured Notes due 2017 (the “Notes”). As previously announced on a Form 8-K filed on October 4, 2016, the Notes have been called for redemption pursuant to a conditional notice of redemption.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of securities will be made only by means of a private offering circular. The Certificates have not been registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc. (Registrant)
Date: October 13, 2016	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer